EXHIBIT 8(o)

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USAA Transfer Agency Company
10750 Robert F. McDermott Freeway
San Antonio, TX  78288

Gentlemen:

         Pursuant to Section 27 of the Transfer Agency Agreement dated as of January 23, 1992 between USAA Mutual Fund, Inc. (the "Company") and USAA Transfer Agency Company, (the "Transfer Agent") please be advised that the Company has established three new series of its shares, namely, the Intermediate-Term Bond Fund, High-Yield Opportunities Fund, and the Small Cap Stock Fund (the "Funds"), and please be further advised that the Company desires to retain the Transfer Agent to render transfer agency services under the Transfer Agency Agreement to the Funds in accordance with the fee schedules attached hereto as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedules attached hereto as Exhibit A.

                                           USAA MUTUAL FUND, INC.


Attest:  ____________________________      By:   ____________________________
         Secretary                               President


Dated:   _______________________


         We are willing to render services to the Intermediate-Term Bond Fund, High-Yield Opportunities Fund, and the Small Cap Stock Fund in accordance with the fee schedules attached hereto as Exhibit A.

                                           USAA TRANSFER AGENCY COMPANY



Attest:  ____________________________      By:   ____________________________
         Assistant Secretary                     Vice President


Dated:   _______________________

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                                   Exhibit 8(p)

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                          USAA Transfer Agency Company

                        Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                             USAA MUTUAL FUND, INC.
                          Intermediate-Term Bond Fund

_______________________________________________________________________________

GENERAL - Fees are based on an annual per shareholder account charge for account maintenance plus out-of-pocket expenses. There is a minimum charge of $2,000 per month applicable to the entire fund complex.

ANNUAL MAINTENANCE CHARGES - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.

 Intermediate-Term Bond Fund - charge per account                   $28.50

USAA MUTUAL FUND, INC.                     USAA TRANSFER AGENCY COMPANY
Intermediate-Term Bond Fund


By:_____________________________           BY:  _______________________________
   Michael J. C. Roth                           Joseph H. L. Jimenez
   President                                    Vice President


Date:  _______________________             Date: ______________________________

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                                   Exhibit 8(q)

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                          USAA Transfer Agency Company

                        Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                             USAA MUTUAL FUND, INC.
                         High-Yield Opportunities Fund

_______________________________________________________________________________

GENERAL - Fees are based on an annual per shareholder account charge for account maintenance plus out-of-pocket expenses. There is a minimum charge of $2,000 per month applicable to the entire fund complex.

ANNUAL MAINTENANCE CHARGES - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.

 High-Yield Opportunities Fund - charge per account                   $28.50

USAA MUTUAL FUND, INC.                     USAA TRANSFER AGENCY COMPANY
High-Yield Opportunities Fund


By:_____________________________           BY:  _______________________________
   Michael J. C. Roth                           Joseph H. L. Jimenez
   President                                    Vice President


Date:  _______________________             Date: ______________________________

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                                   Exhibit 8(r)

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                          USAA Transfer Agency Company

                        Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                             USAA MUTUAL FUND, INC.
                              Small Cap Stock Fund

_______________________________________________________________________________

GENERAL - Fees are based on an annual per shareholder account charge for account maintenance plus out-of-pocket expenses. There is a minimum charge of $2,000 per month applicable to the entire fund complex.

ANNUAL MAINTENANCE CHARGES - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.

   Small Cap Stock Fund - charge per account                   $26.00

USAA MUTUAL FUND, INC.                     USAA TRANSFER AGENCY COMPANY
Small Cap Stock Fund


By:_____________________________           BY: _______________________________
   Michael J. C. Roth                          Joseph H. L. Jimenez
   President                                   Vice President


Date:  _______________________              Date: ____________________________